PRITCHETT, SILER & HARDY, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
660 SOUTH 200 EAST, SUITE 300
SALT LAKE CITY, UTAH 84111
(801) 328-2727 – FAX (801) 328-1123

June 9, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Freedom Resources Enterprises, Inc. (the "Company") pertaining to our firm included under Item 4.01 of Form 8-K, to be filed on or about June 9, 2010 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

Pritchett, Siler & Hardy, P.C.

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.